UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 9 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)
702-589-7475 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry Into a Material Definitive Agreement

(a)	Exploration and Mining Lease with Options to Purchase Agreement

Under the terms of an Exploration and Mining Lease with Options to Purchase Agreement with Mountain Gold Claims, LLC Series 15, a Nevada Limited Liability Company, and Lane A. Griffin, an individual, effective June 17, 2013 (the “Agreement”), the Company acquired the rights to 16 unpatented lode mining claims on BLM lands located near the operating Mineral Ridge gold project (the “North Springs Properties”).  The Agreement requires the Company to make advance royalty payments of $5,000 cash and 1,000,000 shares of its common stock upon signing, with additional cash and common share payments on certain anniversary dates of the Agreement.

Subject to prior termination, the term of the Agreement shall be for a period of twenty years commencing on the effective date.  The Company is obligated to pay a production royalty equal to three percent of the Net Smelter Returns (“NSR”) from the production or sale of minerals from the North Springs Properties and meet defined minimum annual work commitments ranging from $10,000 in the first year to $100,000 beginning in the fifth year and thereafter.

(b)	Financing Agreement

The Company recently completed the first round of a convertible debt financing entered into with an institutional investor, with net proceeds of $40,000 to be used to make the initial payment for the North Springs Properties and to provide working capital.  The note bears interest at an annual rate of 8% and is payable six months from closing.  The note and accrued interest are convertible into restricted shares of the Company’s common stock, at the option of the note holder, based on an agreed upon discount to the then current market price of the common stock.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 18, 2013, the Company issued a press release announcing the Agreement and the financing.  A copy of the press release is furnished herewith as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                                Exhibit Description
99.1	Press Release dated, June 19, 2013, entitled, “Golden Phoenix Increases Mineral Property Position in the Mineral Ridge Mining District, Esmeralda County, Nevada; Reports on First Round of Financing”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal securities laws. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,

Dated: June 19, 2013	/s/ Dennis P. Gauger
Dennis P. Gauger
Chief Financial Officer